Exhibit 99.1

NEWS RELEASE                                                                CONTACTS:

                                                                                                AUSTRALIA Media & Investors:

                                                                                                EMILIO RUOCCO —          61-439-814-940

                                                                                                                                                585-218-3667 (USA)

                                                                                                JOHN PERRY (Macquarie Bank):

                                                                                                                                                61-2-8232-6953

                                                                                                U.S. Investors:

                                                                                                MARK MARING —            585-218-3668

                                                                                                U.S. Media:

                                                                                                GINNY CLARK —               585-218-3669/585-704-3026

CONSTELLATION BRANDS TO ACQUIRE AUSTRALIA’S LARGEST WINE

 PRODUCER BRL HARDY

Creates World’s Largest Wine Company with Over $1.7 Billion in Wine Sales

Fairport, New York, January 16, 2003 — Constellation Brands, Inc. (NYSE: STZ and STZ.B) today announced it has reached an agreement to acquire BRL Hardy Limited (ASX: BRL), Australia’s largest wine producer. The transaction will accelerate Constellation’s overall growth, increase its overall sales to $3.2 billion annually and, in combination with Constellation’s existing wine businesses, make it the world’s largest wine company at $1.7 billion in wine sales.

Constellation has offered shareholders of BRL Hardy A$10.50 per share, valuing BRL Hardy’s total shares at approximately $1.1 billion. Including the assumption of around $325 million in net debt, the total purchase price is valued at approximately $1.4 billion. The transaction will be financed through a combination of cash and Constellation stock. BRL Hardy shareholders will be offered a choice of all cash, all stock or a combination thereof. The transaction is subject to approval of BRL Hardy’s shareholders and customary closing conditions, and is expected to close in early April 2003.

In making the announcement, Constellation Chairman and CEO Richard Sands said, “This is a tremendous addition to Constellation’s portfolio. By combining two fast growing and high performing companies, we fulfill Constellation’s strategic objectives to accelerate its growth rates, broaden its product portfolio and geographic reach and increase its competitive advantage. BRL Hardy has generated dynamic results over the past five years, producing an average of 21% sales growth and 26% EBIT growth annually during that period.” Mr. Sands added, “Together, we will create the world’s largest wine company, with powerful market positions in the U.S., U.K. and Australia and a strong platform to grow our export business in other key markets. Combined with continued investment in our fast growing U.S. imported beer and U.K. wholesale businesses, Constellation will be a faster growing company.”

Discussing the combined companies’ prospects, Mr. Sands said, “First and foremost we look forward to having BRL Hardy’s capable management and employees join Constellation.  We have complementary businesses that share a common growth orientation and operating philosophy, which will be truly enhanced when brought together. We will have a powerful wine brand portfolio, encompassing all price points and emphasizing hot ‘New World’ wines. The strong growth prospects for wine worldwide — particularly those from Australia, U.S., New Zealand, and Chile — and for imported beer in the U.S., and U.K. wholesaling, means we will be well-positioned to deliver increased top line growth and even higher earnings per share growth.”

Discussing the transaction, Mr. Sands said, “This deal again demonstrates Constellation’s financial discipline and skill at making value-enhancing transactions.  While valuing BRL Hardy at a level warranted by their dynamic growth, powerful brands and market position, the transaction is accretive from day one and will generate substantial long term shareholder value.”

Stephen Millar, Managing Director of BRL Hardy remarked, “We are truly excited to be joining Constellation, a company we know and respect through our joint venture, Pacific Wine Partners.  With this transaction, we will be able to take full advantage of the still growing export potential for Australian, New Zealand and other New World wines. We will immediately benefit from increasing market share in the U.K. and U.S. and will continue developing our business in other key wine markets.”

Outlook

The following statements are management’s current expectations for the Company’s fiscal year ending February 28, 2003 (“Fiscal 2003”), fiscal year ending February 28, 2004 (“Fiscal 2004”) and the effects of the transaction on Fiscal 2004.  These statements are made as of the date of this press release and are forward-looking.  Actual results may differ materially from these expectations due to a number of risks and uncertainties.

-                        Constellation’s diluted earnings per share for Fiscal 2003 are expected to be within a range of $2.03 to $2.05.

-                        Constellation’s diluted earnings per share for Fiscal 2004 are expected to be within a range of $2.29 to $2.35, excluding the impact of the BRL Hardy acquisition.

-                        The transaction is expected to add $0.10 to earnings per share for Constellation’s Fiscal year 2004, before one-time transaction related expenses and after synergies.

At closing, assuming that BRL Hardy shareholders choose to take the maximum of 15 million Constellation shares, pro forma LTM net debt / EBITDA will be approximately 4.0 times, and pro forma EBITDA interest coverage will be approximately 3.7 times.

Transaction Structure and Timing

Based on a purchase price of $1.4 billion and Constellation’s estimate of BRL Hardy’s annualized contribution to Fiscal 2004 EBITDA, the transaction, excluding one time transaction related costs, would be valued at approximately 11.4 times EBITDA without cost synergies, and less than 10.0 times with synergies.

The transaction will be financed through a combination of cash and Constellation stock.  BRL Hardy’s shareholders will be offered a choice of all cash, all stock or a combination thereof.  The stock-based alternatives will be capped at up to 15 million shares in Constellation stock. The stock based alternative is designed to deliver A$10.50 in value to BRL Hardy’s shareholders accepting the stock alternative.  To achieve this, the number of shares issued for each BRL Hardy share acquired will vary based on:

-                        movements in the Constellation share price in the period leading to transaction close above and below the current price of $25.00, subject to a constrained band; and

-                        the USD/AUD exchange rate shortly before transaction close.

Further details of the stock based alternative will be included in the documentation to be provided to BRL Hardy shareholders.

Constellation will finance the transaction through a combination of internal cash resources and new debt. The Company has committed financing for all its potential cash requirements under the transaction based on a new $2.0 billion credit agreement.

The Constellation shares issued to non-US shareholders of BRL Hardy under the stock based alternative will be listed on the Australian Stock Exchange (ASX) in the form of CHESS Depositary Interests (or CDIs) following application by Constellation for a foreign exempt listing on the ASX.  CDIs are beneficial interests in securities traded on the ASX under the electronic transfer and settlement system operated by the ASX in a manner identical to trading in other Australian listed shares.  CDIs are issued to enable the electronic transfer and settlement on the ASX of shares issued by foreign companies such as Constellation.

Holders of Constellation CDIs will receive all the economic benefits of legal ownership, such as the right to receive the same dividends, which certificated shareholders are entitled.

The transaction requires approval of BRL Hardy shareholders, who will vote at a special meeting currently scheduled to be held during March 2003. In addition, Australian court and Foreign Investment Review Board approvals are required.  The transaction is expected to be completed by early April 2003.

The Business Combination

The acquisition of BRL Hardy will add over $500 million in annualized net sales, comprised of BRL Hardy’s approximately $425 million of forecasted 2002 revenues, along with approximately $120 million of sales from the Pacific Wine Partners joint venture.  The additional revenues, combined with those of Constellation’s existing wine businesses, will create the world’s largest wine business at approximately $1.7 billion in annual sales.  This will solidify its position as one of the world’s largest multi-category beverage alcohol companies.  Constellation will become the leader in New World wines, with products from the U.S., Australia, New Zealand, Chile and South Africa. It will gain significant marketplace strength in Australia, and add to its already strong positions in the U.K. and U.S. It will also increase its business opportunities in other key markets.

With 22 million 9 liter cases sold annually domestically and abroad, BRL Hardy is Australia’s largest wine producer. Of this total, 10.5 million cases are sold in its domestic market, giving it a 24% share. It is also the largest seller of Australian wines in the U.K., where it sells nearly 6 million cases and its Hardys and Banrock Station brands are market leaders. Combined with Constellation’s U.K. wines sales, which include the #1 on premise brand Stowells of Chelsea, the Company will have 8 of the top 20 wine brands, giving it a 20% share of the U.K. branded wine market, and over a 10% share of the total U.K. wine market, more than double its nearest competitor.

In the U.S., Constellation sells nearly 44 million cases of wine per year (a 20% share), making it the second largest producer. Through the acquisition, Constellation will become sole owner of Pacific Wine Partners (PWP), a 50/50 joint venture the companies operate in which BRL’s fast growing Banrock Station, Hardys, Nobilo and other brands are marketed in the U.S.  In addition, PWP owns the Blackstone brand, one of the fastest-ever-growing wine brands in the U.S. and currently the 3rd largest brand retailing above $11 per bottle.

Upon its closing, Constellation’s and BRL Hardy’s wine businesses, as well as Pacific Wine Partners, will become Constellation Wines.  BRL Hardy Managing Director Stephen Millar will assume the role of CEO Constellation Wines, reporting to Constellation President and COO Robert Sands. Mr. Millar will remain in Adelaide with a small team. His organization will be responsible for formulating and implementing a worldwide wine strategy that supports the wine businesses. The organization will ensure Constellation captures and leverages the benefits of their newly enhanced brand portfolio, expanded routes to market and greater operating resources. First priority for Mr. Millar will be developing an operating plan for both companies’ extensive U.K. and Rest of World wine operations. Because of the specialized nature of the various wine businesses in the U.S., Australia, New Zealand, and Chile, their individual sales marketing and production organizations will remain unchanged, focusing on their day to day activities.

There will be no changes to Constellation’s imported beer and spirits businesses.

Conference Call and Supplemental Information

A conference call to discuss the transaction will be hosted by Richard Sands, Chairman and CEO, and Tom Summer, Executive Vice President and CFO, on Friday, January 17, 2003, at 8:30 a.m. (Eastern).  A presentation accompanying the conference call and supplemental information about the transaction are available on Constellation’s website at www.cbrands.com.

Additional information can be found on the website. The conference call can be accessed by dialing 412-858-4600 beginning at 8:20 a.m. (Eastern).  A live listen-only web cast of the conference call is available on the Internet at Constellation’s web site: www.cbrands.com under “Investor Information.”  If you are unable to participate in the conference call, there will be a replay available on Constellation’s web site or by dialing (412) 858-1440 from approximately 10:30 a.m. (Eastern) on Friday, January 17, 2003, through 12:00 a.m. (Eastern) on Friday, January 31, 2003.

Digital Playback Instructions - Courtesy of ChorusCall

1.               Dial 412-858-1440.

2.               Enter ‘960’ when prompted for your account number followed by the # sign.

3.               Please press ‘1’ to play a recorded conference.

4.               Please enter ‘306474 when prompted to enter the conference number followed by the # sign.

5.               Please clearly state your name and company name when prompted to do so followed by any key.

6.               Please press ‘1’ to begin the conference playback.

Forward-Looking Statements

The statements made under the heading Outlook, as well as all other statements set forth in this press release which are not historical facts, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by the forward-looking statements.  The Company’s forward-looking statements are based on management’s current expectations and unless otherwise noted do not take into account the impact of any future acquisition, merger or any other business combination, divestiture or financing that may be completed after the date of this release.  Any projections of future results of operations, and in particular, (i) estimates of sales for Constellation and BRL Hardy, (ii) the Company’s estimated diluted earnings per share for Fiscal 2003, (iii) the Company’s estimated diluted earnings per share for Fiscal 2004, (iv) the transaction’s impact on the Company’s earnings per share for Fiscal 2004, and (v) the Company’s pro forma LTM net debt to EBITDA at closing, should not be construed in any manner as a guarantee that such results will in fact occur.  In addition to the risks and uncertainties of ordinary business operations, the forward-looking statements of the Company contained in this press release are also subject to the following risks and uncertainties: the Company achieving certain sales projections and meeting certain cost targets; wholesalers and retailers may give higher priority to products of the Company’s competitors; raw material supply, production or shipment difficulties could adversely affect the Company’s ability to supply its customers; increased competitive activities in the form of pricing, advertising and promotions could adversely impact consumer demand for the Company’s products and/or result in higher than expected selling, general and administrative expenses; a general decline in alcohol consumption; increases in federal and state excise taxes on beverage alcohol products; changes in foreign exchange rates.  For additional information about risks and uncertainties that could adversely affect the Company’s forward-looking statements, please refer to the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended February 28, 2002.

About Constellation

Constellation Brands, Inc. is a leading producer and marketer of beverage alcohol brands, with a broad portfolio of wines, spirits and imported beers. The Company is the largest single-source supplier of these products in the United States, and both a major producer and independent drinks wholesaler in the United Kingdom. The company also operates a US based joint venture with the largest Australian wine producer, BRL Hardy. Well-known brands in Constellation’s portfolio include: Corona Extra, Pacifico, St. Pauli Girl, Black Velvet, Fleischmann’s, Estancia, Simi, Ravenswood, Blackstone, Banrock Station, Alice White, Talus, Vendange, Almaden, Arbor Mist, Stowells of Chelsea and Blackthorn.

About BRL Hardy

BRL Hardy Limited is a leading Australian producer and exporter of wine, with products sourced from Australia, New Zealand and France. The company’s wines are distributed worldwide through a network of sales and marketing operations, with the majority of sales generated in Australia, the United Kingdom and the United States. Major export brands include: Hardys Stamp of Australia, Hardys Nottage Hill, Hardys VR and Banrock Station. Other domestic and international brands include: Houghton, Nobilo, Leasingham, Moondah Brook, Yarra Burn, Stonehaven, Stanley and Renmano.